1 EARNINGS FOURTH QUARTER & FULL YEAR 2023

2 FORWARD-LOOKING STATEMENTS This presentation contains information regarding the Company and NSC that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, the construction or operation of new or existing facilities or capabilities, statements regarding our greenhouse gas emissions reduction goals, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only the Company’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of the Company’s or NSC’s control. It is possible that the Company’s or NSC’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company or NSC, as applicable, believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s or NSC’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); the possibility that the Company’s stockholders may not approve the proposed transaction; the risks and uncertainties related to securing the necessary stockholder approval; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock or NSC’s common stock or American Depositary Receipts; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company or NSC to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the Company. The Company directs readers to its Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and the other documents it files with the SEC for other risks associated with the Company’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward- looking statements. Risks related to NSC’s forward-looking statements include, but are not limited to, changes in regional and global macroeconomic conditions, particularly in Japan, China and the United States; excess capacity and oversupply in the steel industry; unfair trade and pricing practices in regional markets; the possibility of low steel prices or excess iron ore supply; the possibility of significant increases in market prices of essential raw materials; the possibility of depreciation of the value of the Japanese yen against the U.S. dollar and other major foreign currencies; the loss of market share to substitute materials; NSC’s ability to reduce costs and improve operating efficiency; the possibility of not completing planned alliances, acquisitions or investments, or such alliances, acquisitions or investments not having the anticipated results; natural disasters and accidents or unpredictable events which may disrupt NSC’s supply chain as well as other events that may negatively impact NSC’s business activities; risks relating to CO2 emissions and NSC’s challenge for carbon neutrality; the economic, political, social and legal uncertainty of doing business in emerging economies; the possibility of incurring expenses resulting from any defects in our products or incurring additional costs and reputational harm due to product defects of other steel manufacturers; the possibility that we may be unable to protect our intellectual property rights or face intellectual property infringement claims by third parties; changes in laws and regulations of countries where we operate, including trade laws and tariffs, as well as tax, environmental, health and safety laws; and the possibility of damage to our reputation and business due to data breaches and data theft. All information in this communication is as of the date above. Neither the Company nor NSC undertakes any duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s or NSC’s expectations whether as a result of new information, future events or otherwise, except as required by law.

3 LEGAL DISCLAIMERS Additional Information and Where to Find It This presentation relates to the proposed transaction between the United States Steel Corporation (“U. S. Steel”) and Nippon Steel Corporation (“NSC”). In connection with the proposed transaction, U. S. Steel has filed and will file relevant materials with the United States Securities and Exchange Commission (“SEC”), including U. S. Steel’s proxy statement on Schedule 14A (the “Proxy Statement”), a preliminary version of which was filed with the SEC on January 24, 2024. The information in the preliminary Proxy Statement is not complete and may be changed. The definitive Proxy Statement will be filed with the SEC and delivered to stockholders of U. S. Steel. U. S. Steel may also file other documents with the SEC regarding the proposed transaction. This presentation is not a substitute for the Proxy Statement or for any other document that may be filed with the SEC in connection with the proposed transaction. The proposed transaction will be submitted to U. S. Steel’s stockholders for their consideration. BEFORE MAKING ANY VOTING DECISION, U. S. STEEL’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT (A PRELIMINARY FILING OF WHICH HAS BEEN MADE WITH THE SEC), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT U. S. STEEL, NSC AND THE PROPOSED TRANSACTION. U. S. Steel’s stockholders will be able to obtain free copies of the preliminary Proxy Statement and the definitive Proxy Statement (the latter if and when it is available), as well as other documents containing important information about U. S. Steel, NSC and the proposed transaction once such documents are filed with the SEC, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the other documents filed with the SEC by U. S. Steel can also be obtained, without charge, by directing a request to United States Steel Corporation, 600 Grant Street, Pittsburgh, Pennsylvania 15219, Attention: Corporate Secretary; telephone 412-433-1121, or from U. S. Steel’s website www.ussteel.com. Participants in the Solicitation NSC, U. S. Steel and their directors, and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from U. S. Steel’s stockholders in respect of the proposed transaction. Information regarding the directors and executive officers of U. S. Steel who may, under the rules of the SEC, be deemed participants in the solicitation of U. S. Steel’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement, a preliminary version of which was filed with the SEC on January 24, 2024. Information about these persons is included in each company’s annual proxy statement and in other documents subsequently filed with the SEC, and was included in the preliminary version of the Proxy Statement when filed with the SEC. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

4 EXPLANATION OF USE OF NON-GAAP MEASURES We present adjusted net earnings, adjusted net earnings margin, adjusted net earnings per diluted share, earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings, is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies. Adjusted net earnings and adjusted net earnings per diluted share are non-GAAP measures that exclude the effects of items that include: debt extinguishment, asset impairment charges, restructuring and other charges, stock-based compensation expense, VEBA asset surplus adjustment, gains on assets sold & previously held investments, pension de-risking, United Steelworkers labor agreement signing bonus and related costs, environmental remediation charges, strategic alternatives review process costs, Granite City idling costs, tax impact of adjusted items and other changes, net (Adjustment Items). Adjusted EBITDA and adjusted EBITDA margin are also non- GAAP measures that exclude the effects of certain Adjustment Items. We present adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin to enhance the understanding of our ongoing operating performance and established trends affecting our core operations by excluding the effects of events that can obscure underlying trends. U. S. Steel's management considers adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin provides insight into management’s view and assessment of the Company’s ongoing operating performance because management does not consider the Adjustment Items when evaluating the Company’s financial performance. Adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin should not be considered a substitute for net earnings or other financial measures as computed in accordance with U.S. GAAP and are not necessarily comparable to similarly titled measures used by other companies. We also present free cash flow, a non-GAAP measure of cash generated from operations after any investing activity and investable free cash flow, a non-GAAP measure of cash generated from operations after any investing activity adjusted for strategic capital expenditures. We believe that free cash flow and investable free cash flow provide further insight into the Company's overall utilization of cash. We also present net debt, a non-GAAP measure calculated as total debt less cash and cash equivalents. We believe net debt is a useful measure in calculating enterprise value. A condensed consolidated statement of operations (unaudited), condensed consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.

5 SUMMARY: ADVANCING TOWARDS OUR BEST FOR ALL® FUTURE Current Landscape Strong 2023 with BEST performance • BEST Safety: 0.04 DAFW1, 15x better than the industry • BEST Partner to the marketplace: Providing the steels our customers crave • BEST stockholder return in the sector: 96% TSR2 Bullish for what’s ahead Challenges Harnessing mega trends Mitigating supply chain, inflation, and weather challenges Solution Progressing towards Nippon Steel Corporation (NSC) deal closure Progressing towards Best for All future Progressing towards becoming the ‘best steelmaker with world- leading capabilities’ Path Forward Creating a global steel leader in value and innovation Closing the NSC transaction at $55 per share 1 DAFW = Days Away from Work. 2 TSR = Total Shareholder Return

6 NIPPON STEEL & U. S. STEEL: CREATING A GLOBAL STEEL LEADER IN VALUE AND INNOVATION ✓ ✓ ✓ Moving forward together as the ‘Best Steelmaker with World- leading Capabilities’ Incorporating Nippon Steel’s world-class electrical and advanced high-strength auto steels Combining best-in-class technologies Accelerating decarbonization efforts through technological advances Maximizing stockholder value On-track for deal closure by Q2 / Q3 2024

7 ‘Best Steelmaker with World-leading Capabilities’ NGO electrical steel can be used in motor cores for electric vehicles (EVs) and contribute to higher performance Meeting the growing electrical steel demand Combining Best-in-class Capabilities and Innovation ~$522M 2022 research & development spend from Nippon Further advance the technical capabilities of U. S. Steel’s Mined, Melted, and Made in America portfolio of steel products Accelerating innovation and R&D in the United States NIPPON STEEL & U. S. STEEL: CREATING A GLOBAL STEEL LEADER IN VALUE AND INNOVATION Non-grain oriented (NGO)

8 NIPPON STEEL & U. S. STEEL: MAXIMIZING STOCKHOLDER VALUE Premium for stockholders The $55.00 per share transaction price represents a +40% premium to U. S. Steel’s closing stock price on December 15, 2023; +142% premium to the undisturbed price prior to the announcement of the strategic alternatives review process +40% Implied enterprise value Equity value of approximately $14 billion + approximately $1 billion of net debt ~$15B Transaction price All-cash deal $55/sh

9 TRANSACTION OVERVIEW: LIKE-MINDED STEEL COMPANIES Unwavering commitment to safety Safety performance of both organizations are multiples better than the industry average Ethical business practices Shared goals and values Committed to decarbonization; shared 2050 targets Promoting hydrogen and CCUS1 that accelerate reduction of carbon intensity of blast furnaces Service to communities Maintaining U. S. Steel’s headquarters and jobs in Pittsburgh; supporting domestic jobs Continued support of charitable organizations to positively impact communities Acquisition accelerates NSC’s growth as ‘Best Steelmaker with World-leading Capabilities’ 1CCUS = Carbon Capture, Utilization and Storage.

10 Q4 2023 FINANCIAL PERFORMANCE $330M Adjusted EBITDA Performance ~8% EBITDA margin Fourth quarter performance ($80M) Reported Net Loss ($0.36) per diluted share Note: For reconciliation of non-GAAP amounts, see Appendix. $181M Investable Free Cash Flow ($244M) of free cash flow which includes strategic capex of $425M $167M Adjusted Net Earnings $0.67 per diluted share $5.2B Liquidity Including $2.9B cash

11 ADVANCING STRATEGIC PROJECTS Phase 1 Phase 2 Phase 3 Phase 4 Phase 5 3 5 DR PELLET COMPLETE BR2 STATUS CGL21 STATUS NGO COMPLETE GARY PIG COMPLETE31 2 4 5 1 2 4 Ahead of schedule On budget On time On budget On time On budget On time On budget On time BR2 total budget increased from $3.0 to $3.2 billion 2024 enterprise capex expected to be $1.7 billion 1CGL2 = Continuous galvanizing line. Also referred to as the dual Galvalume®/galvanized coating line.

12 PROGRESS UPDATE: RECENTLY COMPLETED STRATEGIC PROJECTS Note: DR = Direct Reduced; NGO = Non-grain Oriented. KEETAC DR-Grade Pellets NGO Electrical Steel Line

13 PROGRESS UPDATE: BIG RIVER 2 Electric Arc Furnace steelmaking plant Endless Strip Production mill area Endless Strip Production caster turret

14 2023 F O U R T H Q U A R T E R & F U L L Y E A R U P D A T E

15 IMPROVING ON RECORD SAFETY PERFORMANCE 0.07 0.06 0.05 0.04 2020 2021 2022 2023 OSHA Days Away from Work 2 BLS - Iron & Steel: 0.60 Benchmark 1 : Multiple years of record-setting performance 1 Bureau of Labor Statistics – Iron & Steel 2022 data. 2 Occupational Safety and Health Administration (OSHA) Days Away from Work is defined as number of days away cases x 200,000 / hours worked. 4th consecutive year of a perfect score of 100

16 Q4 2023 FINANCIAL UPDATES Reported Net Earnings (Loss) Adjusted Net Earnings Segment EBIT1 Adjusted EBITDA2 Profit Margin: 4% 4% 10% 7% (2%) $ Millions $ Millions $ Millions $ Millions 5% 4% 10% 8% 4% 6% 5% 12% 8% 2% Adjusted EBITDA Margin:2 10% 10% 16% 13% 8% Segment EBIT Margin:1 Note: For reconciliation of non-GAAP amounts, see Appendix. 1 Earnings (loss) before interest and income taxes. 2 Earnings (loss) before interest, income taxes, depreciation and amortization, and excluding adjustment items. Adjusted Profit Margin: $174 $199 $477 $299 -$80 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 $235 $195 $483 $350 $167 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 $246 $206 $580 $348 $89 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 $443 $427 $804 $578 $330 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023

17 FULL YEAR 2023 FINANCIAL UPDATES Reported Net Earnings (Loss) Adjusted Net Earnings (Loss) Segment EBIT1 Adjusted EBITDA2 Profit Margin: (5%) (12%) 21% 12% 5% $ Millions $ Millions $ Millions $ Millions 0% (9%) 22% 13% 7% 1% (8%) 24% 17% 7% Adjusted EBITDA Margin:2 5% (2%) 28% 20% 12% Segment EBIT Margin:1 Note: For reconciliation of non-GAAP amounts, see Appendix. 1 Earnings (loss) before interest and income taxes. 2 Earnings (loss) before interest, income taxes, depreciation and amortization, and excluding adjustment items. Adjusted Profit Margin: -$630 -$1,165 $4,174 $2,524 $895 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 $15 -$920 $4,400 $2,785 $1,195 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 $95 -$805 $4,801 $3,499 $1,223 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 $711 -$162 $5,647 $4,290 $2,139 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023

18 KEY OPERATING STATISTICS TRENDS BY SEGMENT Flat-Rolled Operating Statistics Mini Mill Operating Statistics U. S. Steel Europe (USSE) Operating Statistics Tubular Operating Statistics Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton Q4 2022 1,952 1,885 $1,086 Q1 2023 2,393 2,278 $1,012 Q2 2023 2,529 2,235 $1,088 Q3 2023 2,390 2,159 $1,036 Q4 2023 2,087 2,034 $978 Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton Q4 2022 683 636 $786 Q1 2023 759 659 $794 Q2 2023 749 587 $1,011 Q3 2023 693 561 $901 Q4 2023 752 617 $807 Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton Q4 2022 589 715 $957 Q1 2023 1,092 883 $909 Q2 2023 1,213 1,034 $965 Q3 2023 990 958 $852 Q4 2023 1,100 1,024 $770 Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton Q4 2022 137 133 $3,616 Q1 2023 171 131 $3,757 Q2 2023 129 111 $3,493 Q3 2023 111 104 $2,927 Q4 2023 157 132 $2,390

19 KEY OPERATING STATISTICS TRENDS BY SEGMENT Flat-Rolled Operating Statistics Mini Mill Operating Statistics U. S. Steel Europe (USSE) Operating Statistics Tubular Operating Statistics Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton FY 2019 11,409 10,700 $753 FY 2020 9,313 8,711 $718 FY 2021 9,881 9,018 $1,172 FY 2022 8,846 8,373 $1,261 FY 2023 9,399 8,706 $1,030 Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton FY 2019 - - - FY 2020 - - - FY 2021 2,688 2,230 $1,314 FY 2022 2,650 2,287 $1,134 FY 2023 2,953 2,424 $875 Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton FY 2019 3,903 3,590 $652 FY 2020 3,366 3,041 $626 FY 2021 4,931 4,302 $966 FY 2022 3,839 3,759 $1,090 FY 2023 4,395 3,899 $873 Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton FY 2019 - 769 $1,450 FY 2020 16 464 $1,271 FY 2021 464 444 $1,696 FY 2022 634 523 $2,978 FY 2023 568 478 $3,137

20 EBITDA TRENDS BY SEGMENT EBITDA Margin: 11% 5% 12% 13% 5% (5%) 8% 22% 13% 12% (7%) (1%) 9% 1% 0% EBITDA Margin: 44% 48% 42% 32% 38% EBITDA Margin: Note: For reconciliation of non-GAAP amounts, see Appendix. 1 Q4 2023 North American Flat-Rolled segment includes the impact of construction and related start-up costs of approximately $10 million. 2 2023 Mini Mill segment EBITDA includes the impact of construction and related start-up costs of $12M in Q2, $17M in Q3 and $12M in Q4. EBITDA Margin: $296 $140 $377 $378 $128 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 20231 ($28) $52 $173 $84 $74 Q4 2022 Q1 2023 Q2 20232 Q3 20232 Q4 20232 ($48) ($12) $97 $10 $3 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 $217 $244 $169 $99 $126 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Flat-Rolled Segment EBITDA Mini Mill Segment EBITDA$ Millions $ Millions USSE Segment EBITDA Tubular Segment EBITDA$ Millions $ Millions

21 EBITDA TRENDS BY SEGMENT EBITDA Margin: 7% (1%) 26% 19% 9% - - 39% 21% 14% 1% 5% 25% 12% 3% EBITDA Margin: (2%) (22%) 6% 37% 41% EBITDA Margin: Note: For reconciliation of non-GAAP amounts, see Appendix. 1 2023 North American Flat-Rolled segment EBITDA includes the impact of approximately $10 million in construction and related start-up costs. 2 2023 Mini Mill segment EBITDA includes the impact of approximately $41 million in construction and related start-up costs. EBITDA Margin: $652 -$100 $3,176 $2,507 $1,023 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 $1,357 $639 $383 FY 2019 FY 2020 FY 2021 FY 2022 FY 20231 $35 $106 $1,073 $529 $98 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 -$21 -$140 $48 $592 $638 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 Flat-Rolled Segment EBITDA Mini Mill Segment EBITDA$ Millions $ Millions USSE Segment EBITDA Tubular Segment EBITDA$ Millions $ Millions

FLAT-ROLLED SEGMENT EBITDA CHANGE ANALYSIS



$ Millions, Q4 2022 vs. Q4 2023
$296
($205)
$59
($19)
($3)
$128
Q4 2022
Commercial
Raw Materials
Operating Costs
Other
Q4 2023[1]

Commercial
The unfavorable impact is primarily the result of lower average realized prices, which was partially offset by higher realized volumes and a more profitable product mix.

Raw Materials
The favorable impact is primarily the result of inventory revaluation, lower fuel usage, and optimized scrap mix, which was partially offset by higher raw material prices.

Operating Costs
The unfavorable impact is primarily the result of higher mining costs related to DR-grade pellet start-up and higher labor costs under the new CBA[2].

Other
The change is not material.



$ Millions, Q3 2023 vs. Q4 2023
$378
($204)
$12
($25)
($33)
$128
Q3 2023
Commercial
Raw Materials
Operating Costs
Other
Q4 2023[1]

Commercial
The unfavorable impact is primarily the result of lower average realized prices and lower volumes.

Raw Materials
The favorable impact is primarily the result of inventory revaluation impacts and lower alloy costs, which was partially offset by inventory adjustments.

Operating Costs
The unfavorable impact is primarily the result of planned outages and higher labor costs under the new CBA[2].

Other
The unfavorable impact is primarily the result of UPI idling, reduced joint venture income, and higher energy costs, which was partially offset by lower profit-based payments.

[1] Q4 2023 North American Flat-Rolled segment includes the impact of construction and related start-up costs of approximately $10 million.
[2] CBA = Collective bargaining agreements.

United States Steel Corporation 22

MINI MILL SEGMENT EBITDA CHANGE ANALYSIS

$ Millions, Q4 2022 vs. Q4 2023



($28)
$16
$75
$5
$6
$74
Q4 2022
Commercial
Raw Materials
Operating Costs
Other
Q4 2023[1]

Commercial
The favorable impact is primarily the result of higher average realized prices.

Raw Materials
The favorable impact is primarily the result of lower metallics costs.

Operating Costs
The favorable impact is primarily the result of lower spending and labor costs.

Other
The favorable impact is primarily the result of hedging activity.

$ Millions, Q3 2023 vs. Q4 2023



$84
($38)
$14
$1
$13
$74
Q3 2023
Commercial
Raw Materials
Operating Costs
Other
Q4 2023[1]

Commercial
The unfavorable impact is primarily the result of lower average realized prices which was partially offset by higher shipment volumes.

Raw Materials
The favorable impact is primarily the result of lower metallics costs.

Operating Costs
The change is not material.

Other
The favorable impact is primarily the result of hedging activity and lower outside service costs.

[1] Q4 and Q3 2023 Mini Mill segment EBITDA includes the impact of $12 million and $17 million in construction and related start-up costs, respectively.

United States Steel Corporation 23

24 $10 $3 Q3 2023 ($54) Commercial $10 Raw Materials $36 Operating Costs $1 Other Q4 2023 $ Millions, Q3 2023 vs. Q4 2023 U. S. STEEL EUROPE SEGMENT EBITDA CHANGE ANALYSIS Commercial The unfavorable impact is primarily the result of lower average realized prices, which was partially offset by labor and spending efficiencies due to higher shipments. Raw Materials The favorable impact is primarily the result of lower iron ore, scrap and alloy costs. Operating Costs No change. ($48) ($140) Q4 2022 Commercial $160 Raw Materials $0 Operating Costs Other Q4 2023 $31 $3 Other The favorable impact is primarily the result of the strengthening of the Euro vs. the U.S. dollar and lower energy costs. Commercial The unfavorable impact is primarily the result of lower average realized prices and product mix, which was partially offset by labor and spending efficiencies from higher shipments. Raw Materials The favorable impact is primarily the result of lower iron ore and coal costs. Operating Costs The favorable impact is primarily the result of decreased spending for planned maintenance outages. Other The change is not material. $ Millions, Q4 2022 vs. Q4 2023

TUBULAR SEGMENT EBITDA CHANGE ANALYSIS

$ Millions, Q4 2022 vs. Q4 2023


$217
($161)
$9
($4)
$65
$126
Q4 2022
Commercial
Raw Materials
Operating Costs
Other
Q4 2023

Commercial
The unfavorable impact is primarily the result of lower average realized prices.

Raw Materials
The favorable impact is primarily the result of lower scrap costs and higher yields.

Operating Costs
The change is not material.

Other
The favorable impact is primarily the result of lower United Steelworkers variable compensation.

$ Millions, Q3 2023 vs. Q4 2023


$99
($23)
$7
$22
$21
$126
Q3 2023
Commercial
Raw Materials
Operating Costs
Other
Q4 2023

Commercial
The unfavorable impact is primarily the result of lower average realized prices, which was partially offset by higher shipment volumes.

Raw Materials
The favorable impact is primarily the result of higher yields and lower scrap costs.

Operating Costs
The favorable impact is primarily the result of the absence of spending and labor costs associated with a planned outage in Q3.

Other
The favorable impact is primarily the result of lower United Steelworkers variable compensation.

United States Steel Corporation 25

26 Minntac M I N I M I L L T U B U L A R Clairton Keetac BF #4 BF #6 BF #8 BF #14 BF ‘A’ BF ‘B’ N O R T H A M E R I C A N F L A T - R O L L E D BF #1 BF #3 EAF #1 EAF #2 BF #1 BF #3BF #2 Seamless Pipe #1 ERW #2 ERW EAF Steelmaking / Seamless Pipe Indefinitely IdledOperating 1 Raw steel capability, except at Minntac and Keetac (DR-grade / iron ore pellet capability), Clairton (coke capability), Gary pig (pig iron) Lorain, and Lone Star (pipe capability). 2 Keetac’s DR-grade pellets investment is ramping up in 2024. Keetac can flex its capacity to produce either 6 million tons of blast furnace iron ore pellets or 4 million tons of DR-grade pellets. 3 If Keetac produces 4 million tons of DR-grade pellets and zero tons of blast furnace iron ore pellets, total iron ore production capacity would be 16.4 million. All amounts shown are in millions. 22.43 3.6 7.5 2.8 2.9 - - - 2.8 - 0.90 0.38 0.79 - 0.38 0.79 5.0- 3.3- Iron Ore Pellets2 Cokemaking Gary Granite City Mon Valley Big River Steel Košice Lorain Lone Star Fairfield E U R O P E Idled Total Capability1 GLOBAL OPERATING FOOTPRINT Temporarily Idled GaryPig Iron - 0.5 Keetac 4.0-DR-grade pellets2

27 CASH AND LIQUIDITY Note: For reconciliation of non-GAAP amounts, see Appendix. $682 $138 $4,090 $3,505 $2,100 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 $749 $1,985 $2,522 $3,504 $2,948 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 $2,284 $3,153 $4,971 $5,925 $5,174 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 $2,892 $2,902 $1,369 $473 $1,274 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 Cash from Operations Cash and Cash Equivalents$ Millions $ Millions Total Estimated Liquidity Net Debt$ Millions $ Millions

28 APPENDIX

29 SUPPLEMENTAL INFORMATION HRC (30%) CRC (40%) Coated (25%) Tin (5%) HRC (60%) CRC (15%) Coated (25%) HRC (60%) CRC (10%) Coated (20%) Tin (10%) Seamless (100%) Flat-Rolled Mini Mill1 U. S. Steel Europe Tubular 2023 Shipments by product mix 1 Mini Mill segment product mix, once Big River 2 (BR2) is fully ramped by 2026, is expected to be ~40% hot rolled coil (HRC) / ~15% cold rolled coil (CRC) / ~40% Coated / ~5% Non-grain oriented electrical steel.

30 SUPPLEMENTAL INFORMATION HRC (20%) CRC (40%) Coated (30%) Other (5%) HRC (55%) CRC (15%) Coated (30%) HRC (45%) CRC (10%) Coated (35%) Tubular / Other (5%) Tubular Product (100%) Flat-Rolled Mini Mill U. S. Steel Europe Tubular 2023 Revenue by product mix Semi-finished (5%) Semi-finished (5%)

31 SUPPLEMENTAL INFORMATION Service Centers (17%) Converters (25%) Auto (33%) Construction (10%) Oil & Gas (94%) Flat-Rolled Mini Mill U. S. Steel Europe Tubular 2023 Shipments by major market Packaging (7%) Appliance & Electrical (5%) Other (3%) Service Centers (46%) Converters (30%) Auto (1%) Construction (20%) Appliance & Electrical (3%) Service Centers (22%) Converters (8%) Auto (16%) Construction (34%) Packaging (8%) Appliance & Electrical (4%) Other (8%) Construction (6%)

32 SUPPLEMENTAL INFORMATION Firm (23%) Market based quarterly (29%) Market based monthly (15%) Spot (33%) Firm (6%) Cost based (9%) Market based quarterly (5%) Market based monthly (38%) Spot (42%) Firm (31%) Cost based (2%) Market based quarterly (2%) Market based monthly (10%) Spot (55%) Program (78%) Spot (22%) Flat-Rolled Mini Mill U. S. Steel Europe Tubular 2023 Contract / spot mix by segment Note: Excludes intersegment shipments.

SUPPLEMENTAL INFORMATION

Cost structure: Blast furnace steelmaking
illustrative

Raw Material Costs[1]



- Iron ore (~30%)
- Coke (~35%)
- Natural Gas (~5%)
- Scrap (~30%)

Key Inputs	Ratio[1]	Pricing Convention
Iron ore	1.3 tons of pellets / ton of raw steel x raw steel volume (million tons) x iron ore price assumption ($/nt)	NAFR: Vertically integrated USSE: Prices determined in long-term contracts with strategic suppliers or as spot prices negotiated monthly or quarterly
Coke	1.4 tons of met coal / ton of coke x met coal price assumption ($/nt) + $75 - $100 / ton conversion cost x 0.3 ton of coke / ton of raw steel	NAFR: Primarily annual met coal contracts USSE: Prices for European met coal contracts negotiated quarterly, annually or determined as index-based prices.
Scrap	0.3 tons of scrap / ton of raw steel x raw steel volume (million tons) x scrap price assumption ($/nt)	NAFR & USSE: 60% generated internally; 40% purchased at market prices
Natural Gas[2]	6 mmbtus of nat gas / ton of raw steel x raw steel volume (million tons) x nat gas price assumption ($/nt)	NAFR: 70% based on bids solicited monthly from various vendors; remainder daily or with term agreements USSE: Based on bids solicited primarily on a quarterly or monthly basis, remainder balanced on a daily basis
Labor	2 hours labor / ton of raw steel x raw steel volume (million tons) x hourly labor rate ($/hr)	Union-represented workforce
Other Variable Costs	Miscellaneous: includes maintenance and services, tool, other fuel and energy, and alloy costs	~$150 - $300 / ton dependent on level of raw steel pricing, product mix, and maintenance activity USSE: Includes CO_2 costs

[1] Raw material costs and ratios assume a blast furnace within the North American flat-rolled segment.
[2] 6 mmbtus per ton of raw steel production; 4 mmbtus per ton consumed for further process (primarily at the hot strip mill).

United States Steel Corporation 33

SUPPLEMENTAL INFORMATION

Cost structure: Electric arc furnace steelmaking

illustrative

Raw Material Costs



Obsolete Scrap (~35%)
Prime Scrap (~30%)
Pig Iron (~25%)
HBI / DRI (~10%)

Key Inputs	Ratio	Pricing Convention
Scrap	0.8 tons of scrap / ton of raw steel x raw steel volume (million tons) x scrap price assumption ($/nt)	Volumes secured annually; priced on a monthly or quarterly basis
Pig Iron	0.3 tons of pig iron / ton of raw steel x raw steel volume (million tons) x pig iron price assumption ($/nt)	Internal pig iron transferred from the N. American Flat-rolled segment at a discounted market rate; 3rd party pig volumes secured annually; priced on a monthly or quarterly basis
HBI	0.1 tons of HBI / ton of raw steel x raw steel volume (million tons) x HBI price assumption ($/nt)	Volumes secured annually; priced on a monthly or quarterly basis based on a blended basket of external HBI production inputs and HBI/DRI substitutes
Electricity	0.6 MKWH of electricity / ton of raw steel x raw steel volume (million tons) x electricity price assumption ($/nt)	Volume-discounted negotiated base price; adjusted quarterly based on regional electricity price fluctuations
Labor	0.14 hours labor / ton of raw steel x raw steel volume (million tons) x hourly labor rate ($/hr)	Non-union workforce

United States Steel Corporation 34

RECONCILIATION TABLE

Segment EBITDA

Flat-Rolled ($ millions)	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Segment earnings (loss) before interest and income taxes	$171	($7)	$231	$225	($31)
Depreciation	125	147	146	153	159
Flat-Rolled Segment EBITDA	$296	$140	$377	$378	$128
Segment EBIT Margin[1]	6%	(0%)	8%	8%	(1%)
Segment EBITDA Margin[1]	11%	5%	12%	13%	5%

Mini Mill ($ millions)	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Segment earnings (loss) before interest and income taxes	($68)	$12	$132	$42	$29
Depreciation	40	40	41	42	45
Mini Mill Segment EBITDA	($28)	$52	$173	$84	$74
Segment EBIT Margin[1]	(12%)	2%	17%	6%	5%
Segment EBITDA Margin[1]	(5%)	8%	22%	13%	12%

U. S. Steel Europe ($ millions)	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Segment earnings (loss) before interest and income taxes	($68)	($34)	$72	($13)	($21)
Depreciation	20	22	25	23	24
U. S. Steel Europe Segment EBITDA	($48)	($12)	$97	$10	$3
Segment EBIT Margin[1]	(9%)	(4%)	7%	(2%)	(3%)
Segment EBITDA Margin[1]	(7%)	(1%)	9%	1%	0%

Tubular ($ millions)	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Segment earnings (loss) before interest and income taxes	$205	$232	$157	$87	$113
Depreciation	12	12	12	12	13
Tubular Segment EBITDA	$217	$244	$169	$99	$126
Segment EBIT Margin[1]	41%	46%	39%	28%	34%
Segment EBITDA Margin[1]	44%	48%	42%	32%	38%

Other ($ millions)	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Segment earnings (loss) before interest and income taxes	$6	$3	($12)	$7	($1)
Depreciation	0	0	0	0	0
Other Segment EBITDA	$6	$3	($12)	$7	($1)

[1] The segment EBIT and segment EBITDA margins represent EBIT or EBITDA divided by net sales.

United States Steel Corporation 35

36 RECONCILIATION TABLE Flat-Rolled ($ millions) 2019 2020 2021 2022 2023 Segment earnings (loss) before interest and income taxes $196 ($596) $2,685 $2,008 $418 Depreciation 456 496 491 499 605 Flat-Rolled Segment EBITDA $652 ($100) $3,176 $2,507 $1,023 Tubular ($ millions) 2019 2020 2021 2022 2023 Segment earnings (loss) before interest and income taxes ($67) ($179) $1 $544 $589 Depreciation 46 39 47 48 49 Tubular Segment EBITDA ($21) ($140) $48 $592 $638 Other ($ millions) 2019 2020 2021 2022 2023 Segment earnings (loss) before interest and income taxes $23 ($39) ($11) $22 ($3) Depreciation 22 11 4 1 0 Other Segment EBITDA $45 ($28) ($7) $23 ($3) Mini Mill ($ millions) 2019 2020 2021 2022 2023 Segment earnings (loss) before interest and income taxes - - $1,206 $481 $215 Depreciation - - 151 158 168 Mini Mill Segment EBITDA - - $1,357 $639 $383 Annual Segment EBITDA U. S. Steel Europe ($ millions) 2019 2020 2021 2022 2023 Segment earnings (loss) before interest and income taxes ($57) $9 $975 $444 $4 Depreciation 92 97 98 85 94 U. S. Steel Europe Segment EBITDA $35 $106 $1,073 $529 $98

SUPPLEMENTAL INFORMATION

Big River Steel LLC[1] Summary Table

Income Statement $ Millions	Q4 2023
Customer Sales	$523M
Intersegment Sales	$76M
Net Sales	$599M
EBIT[2]	$38M
Balance Sheet	
Cash and cash equivalents	$142M
Total Assets	$3,563M
2029 Senior secured notes	$720M
Environmental revenue bonds	$752M
Financial leases and all other obligations	$22M
Fair value step up[3]	$111M
Total Debt[3]	$1,605M
Cash Flow	
Depreciation and Amortization	$40M
Capital Expenditures[4]	$64M

[1] Unless otherwise noted, amounts shown are reflected in Big River Steel LLC, the operating unit of the Big River Steel companies that reside within the Mini Mill segment.
[2] Earnings before interest and income taxes.
[3] The debt amounts reflect aggregate principal amounts. The fair value step up represents the excess of fair value over book value when Big River Steel was purchased. The fair value step-up is recorded in Big River Steel Holdings LLC. The fair value step up is shown as it is related to the debt amounts in Big River Steel LLC.
[4] Excludes capital expenditures for BR2 and air separation unit.

United States Steel Corporation 37

38 RECONCILIATION TABLE Short-term debt and current maturities of long-term debt Long-term debt, less unamortized discount and debt issuance costs Net Debt $ millions YE 2023YE 2022YE 2021YE 2020 $14 $3,627 YE 2019 $192 $4,695 $28 $3,863 $63 $3,914 $142 $4,080 Total Debt $4,222$3,977$3,891$4,887$3,641 Less: Cash and cash equivalents 749 1,985 2,522 3,504 2,948 Net Debt $1,274$473$1,369$2,902$2,892 Net Debt

39 RECONCILIATION TABLE Net cash provided by operating activities Net cash used in investing activities Free Cash Flow / Investable Free Cash Flow $ millions Q2 2023 $713 (612) Free Cash Flow $101 Best for All Strategic capital expenditures 476 Investable Free Cash Flow $577 Free Cash Flow / Investable Free Cash Flow Q1 2023 $181 (738) ($557) 565 $8 YE 2023 $2,100 (2,568) ($468) 1,889 $1,421 Q3 2023 $817 (585) $232 423 $655 Q4 2023 $389 (633) ($244) 425 $181

40 RECONCILIATION TABLE 2020 $138 (563) ($425) - ($425) Free Cash Flow / Investable Free Cash Flow 2019 $682 (1,958) ($1,276) - ($1,276) 2022 $1,826 1,175 $3,001 2021 $4,090 (840) $3,250 215 $3,465 $3,505 (1,679) 2023 ($468) 1,889 $1,421 $2,100 (2,568) Net cash provided by operating activities Net cash used in investing activities Free Cash Flow / Investable Free Cash Flow $ millions Free Cash Flow Best for All Strategic capital expenditures Investable Free Cash Flow

RECONCILIATION TABLE

Net Earnings

$ Millions	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2022	FY 2023
Reported net earnings attributable to U. S. Steel	$174	$199	$477	$299	($80)	$2,524	$895
Debt extinguishment	-	-	-	-	-	(2)	-
Asset impairment charges	6	4	-	-	123	163	127
Restructuring and other charges	(9)	1	2	18	15	48	36
Stock-based compensation expense[1]	12	11	12	14	14	57	51
VEBA asset surplus adjustment	-	(22)	(8)	(6)	(7)	-	(43)
Gains on assets sold and previously held investments	(6)	-	-	-	-	(6)	-
Pension de-risking	(3)	-	-	-	-	(3)	-
United Steelworkers labor agreement signing bonus and related costs[2]	67	-	-	-	-	64	-
Environmental remediation charges	-	-	2	9	-	13	11
Strategic alternatives review process costs	-	-	-	16	63	-	79
Granite City idling costs	-	-	-	14	107	-	121
Other charges, net	13	1	-	1	10	11	12
Tax impact of adjusted items[3]	(19)	1	(2)	(15)	(78)	(84)	(94)
Adjusted Net Earnings	$235	$195	$483	$350	$167	$2,785	$1,195
Net earnings (loss) margin[4]	4%	4%	10%	7%	(2%)	12%	5%
Adjusted net earnings margin[4]	5%	4%	10%	8%	4%	13%	7%

[1] The prior year was retroactively adjusted to reflect the reclassification of stock-based compensation expense. The adjustment was $9 million and $43 million, net of taxes, for the three months ended December 31, 2022 and twelve months ended December 31, 2022, respectively.

[2] The 2022 Labor Agreements include retroactive wage increases. A charge of $3 million pertaining to wages for the month of September 2022 was recognized during the three months ended December 31, 2022. This charge is included as an adjustment to net earnings for the three months ended December 31, 2022. However, this amount is not included as an adjustment to net earnings for the year ended December 31, 2022.

[3] The tax impact of adjusted items in 2023 is calculated for U.S. domestic items using a blended tax rate of 24% and for USSE items 21%. The tax impact of adjusted items in 2022 is calculated for U.S. domestic items using a blended tax rate of 25% for Q1, Q2 and Q3 and 24% for Q4 and for USSE items 21%.

[4] The net earnings and adjusted net earnings margins represent net earnings or adjusted net earnings divided by net sales.

United States Steel Corporation 41

RECONCILIATION TABLE

Adjusted EBITDA

$ Millions	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2022	FY 2023
Reported net earnings attributable to U. S. Steel	$174	$199	$477	$299	($80)	$2,524	$895
Income tax expense	51	51	144	42	(85)	735	152
Net interest and other financial costs	(51)	(61)	(57)	(64)	(66)	(99)	(248)
Reported earning before interest and income taxes	$174	$189	$564	$277	($231)	$3,160	$799
Depreciation, depletion and amortization expense	197	221	224	230	241	791	916
EBITDA	$371	$410	$788	$507	$10	$3,951	$1,715
Asset impairment charges	6	4	-	-	123	163	127
Restructuring and other charges	(9)	1	2	18	15	48	36
Losses (gains) on assets sold & previously held investments	(6)	-	-	-	-	(6)	-
Stock-based compensation expense[1]	12	11	12	14	14	57	51
United Steelworkers labor agreement signing bonus and related costs[2]	67	-	-	-	-	64	-
Environmental remediation charges	-	-	2	9	-	13	11
Strategic alternatives review process costs	-	-	-	16	63	-	79
Granite City idling costs	-	-	-	14	107	-	121
Other charges, net	2	1	-	-	(2)	-	(1)
Adjusted EBITDA	**$443**	**$427**	**$804**	**$578**	**$330**	**$4,290**	**$2,139**
Net earnings margin[3]	4%	4%	10%	7%	(2%)	12%	5%
Reported EBIT margin[3]	4%	4%	11%	6%	(6%)	15%	4%
Adjusted EBITDA margin[3]	10%	10%	16%	13%	8%	20%	12%

[1] The prior year was retroactively adjusted to reflect the reclassification of stock-based compensation expense.

[2] The 2022 Labor Agreements include retroactive wage increases. A charge of $3 million pertaining to wages for the month of September 2022 was recognized during the three months ended December 31, 2022. This charge is included as an adjustment to net earnings for the three months ended December 31, 2022. However, this amount is not included as an adjustment to net earnings for the year ended December 31, 2022.

[3] The net earnings, reported EBIT and adjusted EBITDA margins represent net earnings or EBITDA divided by net sales.

United States Steel Corporation 42

43 Emily Chieng Investor Relations Officer ecchieng@uss.com 412-618-9554 Eric Linn Director – Investor Relations eplinn@uss.com 412-433-2385 INVESTOR RELATIONS